Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousand except per share amount)

	Actual Year to Date May 31, 2009	Projected Year Ended February 28, 2010
Net Sales:
Electrical and Industrial Products	$55,386	$220,000 to $230,000
Galvanizing Services	$40,106	$150,000 to $160,000
Total Sales	$95,492	$370,000 to $390,000

Diluted earnings per share	$.80	$2.70 to $2.90

Net Sales by Market Segment:
Power Generation		18%
Transmission and Distribution		37%
Industrial		45%

Electrical and Industrial Products
Revenues by Industry:
Power Generation		22%
Transmission and Distribution		49%
Industrial		29%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		28%
OEM’s		16%
Industrial		27%
Bridge and Highway		9%
Petro Chemical		20%

Operating Margins:
Electrical and Industrial Products	19.0%	16% to 18%
Galvanizing Services	31.9%	25% to 27%

Cash Provided By Operations	$13,740	$45,000
Capital Expenditures	$3,709	$14,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$4,153	$14,600
Total Bank Debt	$100,000	$100,000

Percent of Business By Segment:
Electrical and Industrial Products	58%	58%
Galvanizing Services	42%	42%